Exhibit 4.8

CERTIFICATE OF INCORPORATION

OF

GREYSTONE ILP, INC.

I, the undersigned, for the purpose of incorporating and organizing a corporation under the Delaware General Corporation Law ("DGCL"), do execute this Certificate of Incorporation and do hereby certify as follows:

ARTICLE I

NAME

The name of the corporation is Greystone ILP, Inc. (the "Corporation").

ARTICLE II

REGISTERED OFFICE

The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSES

The purposes of the Corporation are to: (a) act as the initial limited partner of America First Multifamily Investors, L.P., a Delaware limited partnership, as provided in the First Amended and Restated Agreement of Limited Partnership, as amended, of such entity, (b) transact any lawful act or activity for which corporations may be organized under the DGCL, and (c) do everything necessary, proper advisable and convenient for the accomplishment of the purposes set forth above, and to do all other acts or activities incidental thereto or connected therewith which are not prohibited by the laws of the State of Delaware or by this Certificate of Incorporation.

ARTICLE IV

POWERS

The Corporation shall have and shall exercise all powers and rights conferred upon corporations by the DGCL, and, in addition thereto, the Corporation shall have and shall exercise all powers and rights, not otherwise denied corporations by the laws of the State of Delaware, as are necessary, suitable, proper, convenient or expedient to the attainment of the purposes set forth in Article III above; provided, however, that the Corporation shall have no power to borrow money or to otherwise incur indebtedness for any purpose.

ARTICLE V

CAPITAL STOCK

The authorized capital stock of the Corporation is Ten Thousand (10,000) shares of common stock, $0.01 par value per share.

ARTICLE VI

PERPETUAL EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VII

LIMITATION OF LIABILITY AND INDEMNIFICATION

A director of the Corporation will not be liable to the Corporation or the stockholders of the Corporation for monetary damages for a breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL as the same currently exists or is hereafter amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director to the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. The Corporation will indemnify, to the fullest extent permitted by law, any person made or threatened to be made a party to an action or proceeding whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

ARTICLE VIII

AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation from time to time and at any time, in the manner now or hereafter prescribed in this Certificate of Incorporation and by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation.

ARTICLE IX

MISCELLANEOUS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

ARTICLE X

INCORPORATOR

The name and mailing address of the incorporator is David Witt, 152 West 57th Street, 60th Fl., New York, New York 10019.

The undersigned incorporator has signed this Certificate of Incorporation on September 5, 2019.

/s/ David Witt
David Witt, Incorporator

BYLAWS

OF

GREYSTONE ILP, INC.

Adopted by the Board of Directors on September 5, 2019.

ARTICLE I

OFFICES

Section 1.1Registered Office.  The Board of Directors shall have the authority to change the registered office of Greystone ILP, Inc., a Delaware corporation (the “Corporation”), from time to time, and any such change shall be registered by the Secretary with the Secretary of the State of Delaware.

Section 1.2Other Offices.  The Corporation may have such other offices, including its principal business office, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

STOCKHOLDERS

Section 2.1Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held at the principal business office of the Corporation, or at such other place as is designated by the Board of Directors, on such date and at such time as the Board of Directors designates by resolution, for the purpose of electing a Board of Directors and transacting such other business as may properly be brought before the meeting.

Section 2.2Special Meetings.  Special meetings of the stockholders shall be called by the Secretary at any time upon the request of the Chief Executive Officer, two or more members of the Board of Directors, or upon a written request of stockholders holding 20% or more of the capital stock entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.

Section 2.3Quorum.  The holders of a majority of the combined voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation or by an agreement of the stockholders.  If, however, such a quorum is not present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the meeting, from time to time, without notice, if the time and place are announced at the meeting, until a quorum is present.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.4Voting.  At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such stockholder.  Each stockholder shall have one vote for each share having voting power standing in the stockholder’s name on the books of the Corporation.  There shall be no cumulative voting for directors.  All elections shall be had and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum, except in such cases as shall otherwise be required or permitted by statute, the Certificate of Incorporation, these Bylaws or by an agreement of the stockholders.

Section 2.5Notice of Meeting.  There shall be mailed to each stockholder shown by the books of the Corporation to be a holder of record of voting shares, at the stockholder’s address as shown in the books of the Corporation, a notice setting out the time and place of the regular meeting or any special meeting, which notice shall be mailed at least 10 days and not more than 60 days prior to such meeting.  Every notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to purposes stated in the call.  A stockholder may waive notice of a meeting of stockholders.  A waiver of notice by a stockholder entitled to notice is effective whether given before, at, or after the meeting, or whether given in writing, orally, or by attendance.  Attendance by a stockholder at a meeting is a waiver of notice of that meeting, except where the stockholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Section 2.6Proxies.  At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact.  Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  No appointment of a proxy is irrevocable unless the appointment is coupled with an interest in the shares of the Corporation.

Section 2.7Record Date.

(a)The Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, to determine the stockholders entitled to notice of or to vote at any meeting of stockholders; entitled to express consent to corporate action in writing without a meeting; entitled to receive payment of any dividend or other distribution or allotment of any rights; entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action.

(b) The record date for determining the stockholders entitled to notice of or to vote at any meeting of the stockholders shall not be more than 60 nor less than 10 days before the date of such meeting.

(c)The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

(d)The record date for any other action shall not be more than 60 days prior to such action.

(e)If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at any meeting shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or to be taken is delivered to the Corporation and, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such other purpose.

(f)A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.8Consent in Lieu of a Meeting.  Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice is given to all the stockholders of the taking of such corporate action without a meeting and by less than unanimous consent.  Every written consent shall bear the date of signature of the stockholders who sign the consent and no written consent shall be effective unless within 60 days of the earliest dated consent, written consents signed by a sufficient number of stockholders are delivered to the corporation.  The written action is effective when it has been signed by the required stockholders, unless a different effective time is provided in the written action.

ARTICLE III

DIRECTORS

Section 3.1Number.  The Board of Directors shall consist of one or more members, which number may be fixed from time to time by resolution of the Board of Directors or by an agreement of the stockholders.

Section 3.2Elections, Qualifications and Term of Office.  Except as provided in the Certificate of Incorporation, an agreement of the stockholders or in Section 3.3 of this ARTICLE III, the Board of Directors shall be elected at the regular meeting of the stockholders or at a special meeting called for that purpose.  Each of the directors shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.  The Board of Directors, in its discretion, may elect a Chairman of the Board who, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall perform such additional functions and duties as the Board of Directors may, from time to time, prescribe.

Section 3.3Vacancies.  Except as provided in an agreement of the stockholders, any vacancy in the Board of Directors and any directorship to be filled by reason of an increase in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Section 3.4Regular Meetings.  As soon as practical after each regular meeting of stockholders, the Board of Directors shall meet at the place where the stockholders’ meeting is held or at the place where regular meetings of the Board of Directors are held.  No notice of such meeting need be given.  Such meeting may be held at any other time and place which shall be specified in a notice given as provided for special meetings or in a consent and waiver of notice signed by all the directors.

Section 3.5Special Meetings.  Special meetings of the Board of Directors may be held at such time and place as may from time to time be designated in the notice or waiver of notice of the meeting.  Special meetings of the Board of Directors may be called by the Chief Executive Officer or by any director.  Unless notice shall be waived by all directors entitled to notice, notice of the special meeting shall be given by the Secretary, who shall give at least 24 hours notice thereof to each director by mail, telegraph, telephone, or in person.  Each director, by his or her attendance and his or her participation in the action taken at any directors’ meeting, shall be deemed to have waived notice of such meeting.

Section 3.6Telephonic Meetings.  Any member or members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 3.7Quorum.  At all meetings of the Board of Directors, a quorum for the transaction of business shall consist of a majority of the directors, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute, the Certificate of Incorporation, these Bylaws or an agreement of the stockholders.  If less than a quorum is present, the director or directors present may adjourn the meeting from time to time without further notice.  Voting by proxy is not permitted at meetings of the Board of Directors.

Section 3.8Committees.  A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation to the extent provided in the resolution.  Committees are subject at all times to the direction and control of the Board of Directors.  A committee shall consist of one or more natural persons, who are directors, appointed by affirmative vote of a majority of the directors present.  A majority of the members of the committee present at a meeting is a quorum for the transaction of business unless a larger or smaller proportion is provided in a resolution approved by the affirmative vote of a majority of the directors present.

Section 3.9Consent in Lieu of a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting and notice thereof if a consent in writing, setting forth the action so taken, shall be signed by all the directors or all the members of such committee, as the case may be, entitled to vote with respect to the subject matter set forth.

Section 3.10Removal of Directors.  Except as provided in an agreement of the stockholders, the holders of a majority of the shares entitled to vote at an election of directors may remove at any time, for cause or without cause, any director of the Corporation.

ARTICLE IV

OFFICERS

Section 4.1Number.  The Corporation shall have such officers, with such titles and duties, as the Board of Directors may determine by resolution, which may include a chief executive officer, president, chief financial officer, one or more vice presidents, a secretary, and a treasurer and one or more assistants to such officers.  Any officer may hold two or more offices, the duties of which can be consistently performed by the same person.

Section 4.2Elections, Qualifications and Term of Office.  The officers of the Corporation shall be elected by the Board of Directors.  Such officers shall hold office until the next regular meeting or until their successors are elected and qualified; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors.

Section 4.3Chief Executive Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer shall (a) when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and Board of Directors; (b) see that all orders and resolutions of the Board of Directors are carried into effect; (c) sign and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Certificate of Incorporation, these Bylaws, the Board of Directors or an agreement of the stockholders to some other officer or agent of the Corporation; (d) maintain records of and certify proceedings of the Board of Directors and stockholders; (e) perform such other duties as may from time to time be assigned by the Board of Directors.

Section 4.4President.  The President shall have general active management of the business of the Corporation and shall serve as the chief executive officer in the absence of a duly elected Chief Executive Officer or in the event of the absence or disability of the Chief Executive Officer.  The President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors or the Chief Executive Officer.

Section 4.5Chief Financial Officer.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board of Directors, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board of Directors; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer.  The Chief Financial Officer may also be called the Treasurer.

Section 4.6Vice Presidents.  Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors or the Chief Executive Officer.

Section 4.7Secretary.  Unless provided otherwise by a resolution adopted by the Board of Directors, the Secretary shall (a) attend all meetings of the stockholders and Board of Directors, act as clerk thereof and record all the proceedings of such meetings in the minute book of the Corporation; (b) give proper notice of meetings of stockholders and directors; (c) with the Chief Executive Officer, Chief Financial Officer, or any Vice President, acknowledge all certificates for shares of the Corporation; and (d) perform such other duties as may be prescribed from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.8Assistant Officers.  In the event of absence or disability of any Vice President, Secretary, or Chief Financial Officer, such assistants to such officers shall succeed to the powers and duties of the absent officer as prescribed by the Board of Directors until such principal officer shall resume his or her duties or a replacement is elected by the Board of Directors.  Such assistant officers shall exercise such other powers and duties as may be delegated to them from time to time by the Board of Directors, but they shall be subordinate to the principal officer they are designated to assist.

ARTICLE V

INDEMNIFICATION

Section 5.1Expenses for Actions Other Than by or in the Right of the Corporation.  Any person who at any time shall serve or shall have served as a director, officer, employee or agent of the Corporation, and the heirs, executors and administrators of such person, shall be indemnified by the Corporation in accordance with, and to the fullest extent permitted by, the provisions of the Delaware General Corporation Law, as it may be amended from time to time.  Without limiting the generality of the foregoing, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 5.2Expenses for Actions by or in the Right of the Corporation.  In accordance with, and to the fullest extent permitted by, the provisions of the Delaware General Corporation Law, as it may be amended from time to time, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

Section 5.3Successful Defense.  To the extent that any person referred to in the preceding two sections of this ARTICLE V has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in such sections, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 5.4Determination to Indemnify.  Any indemnification under the first two sections of this ARTICLE V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth therein.  Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 5.5Expense Advances.  Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this ARTICLE V.

Section 5.6Provisions Nonexclusive.  The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this ARTICLE V shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled, under the Certificate of Incorporation or under any other bylaw, agreement, insurance policy, vote of stockholders or disinterested directors, statute, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 5.7Insurance.  By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation shall have power to purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not he or she is indemnified against such liability or expense under the provisions of this ARTICLE V and whether or not the Corporation would have the power or would be required to indemnify him or her against such liability under the provisions of this ARTICLE V or of the Delaware General Corporation Law or by any other applicable law.

Section 5.8Surviving Corporation.  The Board of Directors may provide by resolution that references to “the Corporation” in this ARTICLE V shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this ARTICLE V with respect to this Corporation as he or she would if he or she had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 5.9Inurement.  The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE V shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

ARTICLE VI

STOCK AND TRANSFERS OF STOCK

Section 6.1Certificates of Stock.  Every owner of stock of the Corporation shall be entitled to a certificate, to be in such form as the Board of Directors prescribes, certifying the number of shares of stock of the Corporation owned by such person.  The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Secretary, or by any other officer of the Corporation authorized by the Board of Directors.  A record shall be kept of the name of the person owning the stock represented by each such certificate, and the respective issue date thereof, and in the case of cancellation, the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no other certificate or certificates shall be issued in exchange for any existing certificates until such existing certificate shall have been so canceled except in cases provided for in Section 6.5.

Section 6.2Facsimile Signature.  Where any certificate is manually signed by a transfer agent, a transfer clerk or by a registrar appointed by the Board of Directors to perform such duties, a facsimile or engraved signature of the Chief Executive Officer and Secretary or other officer of the Corporation authorized by the Board of Directors may be inscribed on the certificate in lieu of the actual signature of such officer.  The fact that a certificate bears the facsimile signature of an officer who has ceased to hold office shall not affect the validity of such certificate if otherwise validly issued.

Section 6.3Issuance of Stock.  Subject to the provisions and limitations of the Certificate of Incorporation or any agreement of the stockholders, the Board of Directors is authorized to cause to be issued shares of the capital stock of the Corporation, to the full amount of the authorized stock, and at such times as may be determined by the Board of Directors and as may be permitted by law.

Section 6.4Transfer of Stock.  Transfers of stock on the books of the Corporation may be authorized only by the stockholder named in the certificate, or by the stockholder’s legal representative, or duly authorized attorney-in-fact, and upon surrender for cancellation of the certificate or certificates for such stock.  The stockholder in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, that when any transfer of stock be made as collateral security, and not absolutely, such facts, if known to the Secretary of the Corporation, or to the transfer agent, shall be so expressed in the entry of transfer.

Section 6.5Lost Certificates.  Any stockholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of Directors, in an amount determined by the Board of Directors not exceeding double the value of the stock represented by such certificate to indemnify the Corporation, against any claim that may be made against it on account of the alleged loss or destruction of such certificate; whereupon a new certificate may be issued in the same tenor and for the same number of shares of capital stock as the one alleged to have been destroyed or lost.

ARTICLE VII

MISCELLANEOUS

Section 7.1Corporate Seal.  The Corporation shall have no seal.

Section 7.2Fiscal Year.  The fiscal year of the Corporation shall be set by the Board of Directors.

Section 7.3Voting Securities Held by Corporation.  The Chief Executive Officer or other agent designated by the Board of Directors shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other Corporations in which this Corporation may hold securities.  At such meeting the Chief Executive Officer, or such other agent, shall possess and exercise any and all rights and powers incident to the ownership of such securities which the Corporation might possess and exercise.

Section 7.4Books of the Corporation.  Except as otherwise provided by law, the books of the Corporation shall be kept at the principal place of business of the Corporation.

ARTICLE VIII

AMENDMENTS

Subject to the limitations set forth in the Delaware General Corporation Law, the Certificate of Incorporation and an agreement of the stockholders, these Bylaws may be amended by a vote of the majority of the whole Board of Directors at any meeting, provided that notice of such proposed amendment shall have been included in the notice of such meeting given to the directors.